Exhibit 99.(h)(1)

DISTRIBUTION AGREEMENT

This Agreement is made as of February 24, 2022, between Ares Private Markets Fund, a Delaware statutory trust (the "Fund"), and Ares Wealth Management Solutions, LLC, a Colorado limited liability company (the "Distributor").

WHEREAS, the Fund is a closed end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") that continuously offers its shares of beneficial interest (the "Shares");

WHEREAS, the Fund intends to rely on an exemptive order issued by the Securities and Exchange Commission (the "SEC") that permits the Fund to offer multiple classes of its Shares (the "Order");

WHEREAS, in order to comply with the conditions of the Order, the Fund's Board of Trustees (the "Board"), has approved a Distribution and Servicing Plan voluntarily adopted pursuant to Rule 12b-1 under the 1940 Act (the "Plan") with respect to certain classes of Shares of the Fund;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member of the Financial Industry Regulatory Authority ("FINRA");

WHEREAS, the Distributor is permitted to engage in the business of selling shares of registered investment companies either directly to purchasers or through financial intermediaries, including, without limitation, brokers, dealers, financial consultants and registered investment advisers (collectively, "Financial Intermediaries").

WHEREAS, the Fund desires to retain the Distributor as principal underwriter for the sale and distribution of each class of Shares of the Fund, and the Distributor is willing to act as principal underwriter for the sale and distribution of such Shares.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

1.	Appointment of the Distributor; Offering.

(a)     Subject to the terms and conditions of this Agreement, the Fund hereby appoints the Distributor as its principal underwriter in connection with the continuous offering of the Shares, and the Distributor hereby accepts such appointment.

(b)     The Distributor agrees to use its reasonable best efforts to sell, as agent for the Fund, from time to time during the term of this Agreement, Shares to investors upon the terms described in the Prospectus, and use its reasonable best efforts to assist the Fund in obtaining performance by each prospective investor who submits a Subscription Agreement for the subscription for and purchase of Shares (the "Subscription Agreement"), if required. As used herein, the term "Prospectus" shall mean the prospectus included as part of the Fund's Registration Statement, as such prospectus may be amended or supplemented from time to time and currently in effect, and the term "Registration Statement" shall mean the Registration Statement most recently filed from time to time by the Fund with the Securities and Exchange Commission (the "SEC") and effective under the Securities Act of 1933 Act, as amended (the "1933 Act"), and the 1940 Act, as such Registration Statement is amended by any amendments thereto at the time in effect.

(c)     Unless otherwise agreed by the parties hereto, Ares Capital Management II LLC, the Fund's investment advisor (the "Adviser") or the Fund's administrator and transfer agent (the "TA/Administrator"), shall be responsible for reviewing each Subscription Agreement, if required, to confirm that it has been completed in accordance with the instructions thereto; provided, however, that the Adviser, the TA/Administrator, the Distributor and the Fund may rely on the information provided by Financial Intermediaries concerning their customers. The Fund, the Adviser and/or the TA/Administrator, in its or their sole discretion, may return to the Distributor any Subscription Agreement, if required, that is not completed to its or their satisfaction, and the Fund shall be under no obligation to accept any Subscription Agreement.

(d)    The Distributor acknowledges that Shares are to be offered and sold to investors only on the terms, including with respect to pricing of Shares, subscription dates, handling of investor funds, payment of sales commissions and servicing and other fees and investor eligibility standards, if any, set forth in the Prospectus. The Distributor may re-allow a portion of any applicable front-end sales charge to dealers or cause payment (which may exceed the front-end sales charge, if any) of commissions to brokers through which sales are made, as it may determine, and it may pay such amounts to dealers and brokers on sales of shares from its own resources (such dealers and brokers shall collectively include all domestic or foreign institutions eligible to offer and sell the Shares), and in the event the Fund has more than one class of Shares outstanding, then it may impose a front-end sales charge and/or a contingent deferred sales charge ("CDSC") on Shares of one class that is different from the charges imposed on Shares of the Fund's other class(es), in each case as set forth in the Prospectus, provided that such imposition is consistent with the terms of the Order.

(e)     The Fund may suspend or terminate the offering of its Shares at any time, including as to specific classes of Shares, as to specific jurisdictions or otherwise. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend the solicitation of subscriptions for Shares in accordance with such terms until the Fund notifies the Distributor that such solicitation may be resumed. The Distributor, in consultation with the Adviser, may suspend sales of the Shares of any one or more classes at any time, may grandfather continuing sales to any group or category of existing shareholders, and may resume sales at any later time, subject in each case to a requirement that the Distributor promptly notify the Board of the decision and subject to the authority of the Board to override such decision.

(f)      It is acknowledged and agreed that the Distributor is not obligated to sell any specific number of Shares or to purchase any Shares for its own account. All sales by the Distributor shall be expressly subject to acceptance by the Fund.

(g)     The Fund, or any agent of the Fund designated in writing by the Fund, shall be advised of indications of interest and purchase orders for Shares received by the Distributor. Any order may be rejected by the Fund. The Distributor (directly or through the Financial Intermediaries) will confirm orders upon the completion of the offering, issuance of the Shares and payment therefor. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

(h)     The Distributor and the Fund have established the following investor eligibility procedures in connection with the offer and sale of Shares and agree that neither party will make offers or sales of any Shares except in compliance with such procedures: (i) offers and sales of Shares will be made only to investors that are reasonably believed to qualify as "accredited investors," as defined in Rule 501(a) under the 1933 Act and as "qualified clients," as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended; (ii) no sale of Shares to any one investor will be for less than the minimum denominations as may be specified in the Prospectus or as the Fund shall advise.

(i)      Shares of any class of the Fund offered for sale by the Distributor shall be offered for sale at a price per share (the "offering price") approximately equal to (a) their net asset value (determined in the manner set forth in the Prospectus) plus (b) a sales charge, if any and except to those persons set forth in the Prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by the Distributor may be subject to a CDSC as set forth in the Prospectus or a separate placement fee to be determined as between a Financial Intermediary and its customer and not charged by either the Fund or the Distributor.

2.      Agency. In connection with the continuous sale of Shares, and any tender offer for the Shares and repurchase thereof by the Fund, in each case upon the terms set forth in the Prospectus, the Distributor shall act solely as an agent of the Fund and not as principal.

3.      Duties of the Fund.

(a)     The Fund shall take, from time to time, but subject always to any necessary approval of the Board or of the Fund's shareholders, all necessary action to fix the number of authorized Shares and such steps as may be necessary to register the same under the 1933 Act, to the end that there will be available for sale such number of Shares as the Distributor reasonably may be expected to sell.

(b)     The Fund will furnish to the Distributor copies of its most recent amendment to its Registration Statement, its most recent Prospectus and all amendments and supplements thereto, and the Subscription Agreement, if any, and other documentation the Distributor may reasonably request for use in connection with the continuous offering of Shares. The Distributor is authorized to furnish to prospective investors only such information concerning the Fund and the offering as may be contained in the Registration Statement, the Prospectus, the Fund's formation documents, or any other documents (including sales material) approved in writing by the Fund expressly for use with prospective investors.

(c)     The Fund shall furnish to the Distributor copies of all financial statements of the Fund which the Distributor may reasonably request for use in connection with its duties hereunder, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants. The Fund also will furnish, in reasonable quantities upon request by the Distributor, copies of its annual and interim reports. In addition, the Fund will furnish the Distributor with such other documents as it may reasonably require, from time to time, for the purpose of enabling it to perform its duties as contemplated by this Agreement.

(d)     The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such jurisdictions as the Distributor and the Fund may approve; provided that the Fund shall not be required to amend its formation documents to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

(e)     The Fund agrees to supply to the Distributor, promptly after the time or times at which the Fund's NAV is determined, a statement of the NAV of each class of Shares, determined in the manner set forth in the Fund's Prospectus.

(f)      The Fund authorizes the Distributor, in connection with the sale or arranging for the sale of Shares, to provide only such information and to make only such statements or representations as are contained in the Fund's Prospectus or in such financial and other statements furnished to the Distributor hereunder or as may properly be included in sales literature or advertisements in accordance with the provisions of the 1933 Act, the 1940 Act and applicable rules of self-regulatory organizations. The Fund shall not be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence. All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Fund.

4.	Duties of the Distributor.

(a)     The Distributor shall devote reasonable time and effort to its duties hereunder. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations with respect to the Fund hereunder is not impaired thereby.

(b)     In performing its duties hereunder, the Distributor shall use its best efforts in all respects to duly conform with the requirements of all applicable laws relating to the sale of securities. Neither the Distributor nor any Financial Intermediary having an agreement to offer and sell Shares pursuant to Section 5 hereof nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in its Registration Statement, Prospectus and Statement of Additional Information, if any, and any advertising materials and sales literature specifically approved by the Fund for use with prospective investors.

(c)     The Distributor agrees to review all proposed advertising materials and sales literature of the Fund for compliance with applicable laws and regulations, and shall file with appropriate regulators those advertising materials and sales literature it believes are in compliance with such laws and regulations. The Distributor agrees to retain any comments provided by regulators with respect to such materials and further agrees to provide the Fund with any such comments that would be considered to be material to the Fund in order to comply with applicable laws and regulations.

(d)     The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and Financial Intermediaries, the collection of amounts payable by investors and Financial Intermediaries on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the Financial Industry Regulatory Authority (“FINRA”) applicable to sales of Shares, as such requirements may from time to time exist.

(e)     The Distributor agrees to appoint Financial Intermediaries to provide distribution services with respect to the Shares ("Distribution Services") and personal investor services and account maintenance services ("Investor Services") to shareholders of the Fund that are customers of such Financial Intermediaries and to assist the Financial Intermediaries in the provision of such services and for the Distributor to provide such services to shareholders that are its customers. The Distribution Services and Investor Services shall not be inconsistent with the services stated in the Plan or any Rule 18f-3 Plan adopted by the Fund pursuant to the Order.

(f)      The Distributor represents and warrants to the Fund that it has all necessary licenses to perform the services contemplated hereunder and will perform such services in compliance with all applicable rules and regulations and it shall obtain adequate assurances from the Financial Intermediaries with respect to their licensing and performance of services contemplated by this Agreement, including without limitation applicable anti-money laundering laws and regulations of the United States and any jurisdiction in which investors are solicited.

(g)     For so long as this Agreement is in effect, the Distributor shall provide or cause to be provided to the Board, at least quarterly and at such other times as requested by the Board, a written report of (i) the amounts expended pursuant to this Agreement in respect of Distribution Services and Investor Services and the purposes for which those expenditures were made, (ii) the use of payments received by the Distributor under the Plan and (iii) such other information relating to this Agreement as may be requested by the Board from time to time. The Distributor can use any of the officers and employees of the Adviser or its affiliates to provide any of the services or reports required under this Agreement.

5.     Agreements with Financial Intermediaries.

(a)     The Distributor is authorized to enter into agreements with Financial Intermediaries of its choice for the sale of Shares and the provision of Investor Services; provided that the Distributor shall periodically inform the Board of the nature and substance of such agreements and that the Fund shall approve the forms of agreements with such Financial Intermediaries.

(b)     Within the United States, the Distributor shall enter into agreements for the sale of Shares only with Financial Intermediaries who are acting as brokers or dealers, who are members in good standing of FINRA and who agree to abide by the Conduct Rules of FINRA. For Financial Intermediaries who are not registered as brokers or dealers, the Distributor may act as an introducing broker and may offer and sell Shares directly to clients of those Financial Intermediaries, although such Financial Intermediaries may provide Investor Services to their clients. The Distributor shall obtain adequate assurance from any Financial Intermediary that sells Shares of the Fund of compliance by such Financial Intermediary with applicable federal and state securities laws and the Conduct Rules of FINRA, as appropriate.

6.     Compensation.

(a)     The Distributor and the Financial Intermediaries shall be entitled to charge sales compensation to investors on the purchase price of Shares of the Fund and receive other sales and service compensation from investors in the Fund or from other sources, including without limitation the Fund and affiliates of the Distributor, if, and only to the extent, specified in the Prospectus upon the Fund's acceptance of the investor's subscription for Shares; provided that the Distributor shall have the authority to adjust or waive such sales compensation and services fees, if any, in particular cases, at its sole discretion, in consultation with the Fund and as generally described in the Prospectus. The Distributor may pay or allow such portion of any sales compensation and service fees to Financial Intermediaries that sold the Shares as may be agreed to from time to time by the Fund and the Distributor and disclosed in the Prospectus. In particular, the Distributor may compensate Financial Intermediaries for services they provide with (i) any applicable sales charge described in the Fund's Prospectus, (ii) any payments made pursuant to the Plan, or (iii) other payment from the Distributor's or its affiliates' own resources as the Distributor or its affiliates may determine from time to time. Payment of any such sales charge or other payment shall be the sole obligation of the Distributor, provided that the Distributor shall not be obligated to make any payment pursuant to the Plan unless the Distributor has received a corresponding payment from the Plan. The form of any agreement in which payments are made pursuant to the Plan, and the compensation to be paid thereunder, shall be approved by the Board.

(b)     The Distributor may pay amounts pursuant to this Section 6 to any affiliated person of the Distributor that sells Shares or provides Investor Services.

7.     Payment of Expenses.

(a)     The Fund shall bear all of its own costs and expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation of its Prospectus, Statement of Additional Information, if any, the preparation and filing of any required registration statements under the 1933 Act and/or the 1940 Act, and all amendments and supplements thereto, and in connection with any fees and expenses incurred with respect to any filings with FINRA, preparing and mailing annual and interim reports, proxy materials and tender offer materials to shareholders (including but not limited to the expense of setting in type any such Registration Statement, Prospectus, Statement of Additional Information, annual or interim reports, proxy materials or tender offer materials).

(b)     The Fund shall bear any cost and expenses of qualification of Shares for sale under the securities laws of such states or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to this Agreement and the cost and expenses payable to each such state for continuing qualification therein.

(c)     The Distributor shall bear (i) any expenses of advertising incurred by the Distributor in connection with such distribution of the Shares and (ii) the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

8.     Indemnification.

(a)     The Fund agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any Registration Statement or any Prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any Registration Statement or any Prospectus or necessary to make the statements in either thereof not misleading; provided, however, that the Fund's agreement to indemnify the Distributor, its officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Fund by the Distributor specifically for use in the preparation thereof. The Fund's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be delivered to the Fund within ten days after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this Section 8(a). The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by the Distributor. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case the Distributor does not approve of counsel chosen by the Fund, the Fund will reimburse the Distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Fund's indemnification agreement contained in this Section 8(a) and the Fund's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of Shares.

(b)     The Distributor agrees to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Fund specifically for use in any Registration Statement or Prospectus and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Distributor to the Fund and required to be stated in such answers or necessary to make such information not misleading. The Distributor's agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be delivered to the Distributor within ten days after the summons or other first legal process shall have been served. The Distributor shall have the right to control the defense of such action, with counsel of its own choosing, satisfactory to the Fund, if such action is based solely upon such alleged misstatement or omission on its part, and in any other event the Fund, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the Fund, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of its indemnity agreement contained in this Section 8(b). This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Fund of the commencement of any litigation or proceedings against its or any of its officers or directors in connection with the issue and sale of Shares.

9.      Duration and Termination of this Agreement.

(a)     This Agreement shall become effective on the date first written above and shall remain in full force and effect for two years from that day, and may be continued from year to year thereafter; provided, that such continuance shall be specifically approved each year by the Board or by a majority of the outstanding voting securities of the Fund, and in either case, also by a majority of the Board members who are not interested persons of the Fund or the Distributor (the "Independent Trustees").

(b)     This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Fund, either by the vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Fund, or (ii) by the Distributor, in each case on sixty days’ written notice to the other party. This Agreement shall automatically terminate in the event of its assignment. The provisions of Section 8, 11 and 12 of this Agreement shall survive its termination. In the event this Agreement is terminated by the Fund, the Distributor shall be entitled to be paid any CDSC on the repurchase proceeds of Shares sold prior to the effective date of such termination.

10.     Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the Board or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Board members of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

11.     Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

12.     Proprietary and Confidential Information. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, records and information shall not be subject to the foregoing obligations set forth in this Section 12 if they are required to be disclosed by the Distributor pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided by the Distributor will provide the Fund written notice of such requirement, to the extent such notice is permitted).

14.     Anti-Money Laundering Compliance. The Distributor represent and warrant that, to the extent required by applicable law, it has adopted policies and procedures to comply with all applicable anti-money laundering, customer identification, suspicious activity, currency transaction reporting and similar laws and regulations including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder, and Financial Industry Regulatory Authority Rule 3310. The Distributor also represents and warrants that, if purchasing Shares in securities brokerage accounts for which it acts as introducing broker, it will not purchase Shares on behalf of any person on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control ("OFAC"), or other similar governmental lists, or in contravention of any OFAC maintained sanctions program. The Distributor agrees (i) to share information with the Fund for purposes of ascertaining whether a suspicious activity report ("SAR") is warranted with respect to any suspicious transaction involving Shares, provided that neither the Distributor nor the Fund is the subject of the SAR and (ii) to include in agreements with Financial Intermediaries contractual provisions regarding the anti-money laundering compliance obligations of such Financial Intermediary.

15.     Interpretation of Agreement Terms. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The Fund and the Distributor may from time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions of this Section 13. Any such interpretations or clarifications shall be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of any applicable federal or state law or regulations, and no such interpretation or clarification shall be deemed to be an amendment of this Agreement.

15.            Miscellaneous.

(a) This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute one and the same instrument.

(b) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ARES PRIVATE MARKETS FUND

By:	/s/ Ian Fitzgerald

Name: Ian Fitzgerald

Title: Chief Legal Officer, General Counsel and Secretary

ARES WEALTH MANAGEMENT SOLUTIONS, LLC

By:	/s/ Casey Galligan

Name: Casey Galligan

Title: Co-CEO of Ares Wealth Management Solutions

[Signature Page to Distribution Agreement]